Exhibit 5.1

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606-4637

Main Tel +1 312 782 0600

Main Fax +1 312 701 7711

www.mayerbrown.com

January 18, 2019

CarMax Auto Funding LLC 12800 Tuckahoe Creek Parkway Suite 400 Richmond, VA 23238-1115

Re:	CarMax Auto Funding LLC

Registration Statement on Form SF-3

Registration No. 333-228379

Ladies and Gentlemen:

We have acted as special counsel to CarMax Auto Funding LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the offering of the Class A-1 Asset-backed Notes, Class A-2a Asset-backed Notes, Class A-2b Asset-backed Notes, Class A-3 Asset-backed Notes, Class A-4 Asset-backed Notes, Class B Asset-backed Notes, Class C Asset-backed Notes and Class D Asset-backed Notes (collectively, the “Notes”) described in the final prospectus dated January 16, 2019 (the “Prospectus”), which has been filed with the Commission pursuant to Rule 424(b)(5) under the Act. As described in the Prospectus, the Notes will be issued by CarMax Auto Owner Trust 2019-1 (the “Trust”), which was formed by the Company pursuant to a trust agreement between the Company and Wilmington Trust, National Association, as owner trustee. The Notes will be issued pursuant to an Indenture between the Trust and U.S. Bank Trust National Association, as indenture trustee (the “Indenture Trustee”). Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Prospectus.

In that regard, we generally are familiar with the proceedings taken or required to be taken in connection with the proposed authorization, issuance and sale of the Notes and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Prospectus and the forms of the Trust Agreement and the Indenture and other documents prepared in connection with the issuance of the Notes (collectively, the “Operative Documents”).

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including Mayer Brown LLP

(Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership) and Tauil & Chequer Advogados

(a Brazilian partnership).

Mayer Brown LLP

CarMax Auto Funding LLC

Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Notes have been duly executed and issued by the Trust and authenticated by the Indenture Trustee and (c) payment of the agreed consideration for the Notes has been received by the Trust, the Notes will have been duly authorized by all necessary action of the Trust and will be legally issued and binding obligations of the Trust and entitled to the benefits afforded by the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the Delaware Statutory Trust Act. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to a Form 8-K filed in connection with the Prospectus and to the use of our name therein without admitting we are “experts” within the meaning of the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or the Prospectus.

Very truly yours,

/s/ Mayer Brown LLP

MAYER BROWN LLP